                     EXHIBIT 23.2

      CONSENT OF JEWETT, SCHWARTZ AND ASSOCIATES

JEWETT, SCHWARTZ, & ASSOCIATES

CERTFIED PUBLIC ACCOUNTANTS

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

The Board of Directors

Lakefield Ventures, Inc.

Dear Sirs:

 We consent to the use in this Registration Statement of Lakefield Ventures, Inc (the "Company") on Form 10 KSB of our report relating to the Company's financial statements appearing in this Report.

Jewett, Schwartz, & Associates

CERTIFIED PUBLIC ACCOUNTANTS

Jewett, Schwartz, & Associates

Hollywood, FL

July 14, 2005